Exhibit 31.1
Certification of the President and CEO
I, Joe Burton, certify that:

1.	I have reviewed this quarterly report on Form 10-K/A of Plantronics, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 16, 2018	/s/ Joe Burton
Joe Burton
President, Chief Executive Officer and Director